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                                  Quebec [LOGO]


                            CERTIFICATE OF AMENDMENT
                             COMPANIES ACT, PART 1A
                               (R.S.Q. CHAP. C-38)


                           I hereby attest that



                           VIDEOTRON LTEE



                           has amended its articles on JANUARY 16, 2004, pursuant to Part 1A of the Companies Act, as indicated in the attached articles of amendment.







FILED IN THE REGISTER ON JANUARY 16, 2004
UNDER DESIGNATING NO. 1140137788


                                                                        [signed]
                                     Inspector General of Financial Institutions


[stamp of the
Inspector General of
Financial Institutions
Quebec]


R630Z18L87V71JA



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[LOGO]   GOUVERNEMENT DU QUEBEC
         INSPECTOR GENERAL OF
         FINANCIAL INSTITUTIONS


                                                   Form 5
                                                   ARTICLES OF AMENDMENT
                                                   Companies Act, R.S.Q. c. c-38
                                                   Part 1A


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1   Company Name

         VIDEOTRON LTEE
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2    | |  Petition submitted under section 123.140 ff. of the Companies Act

3    The articles of the Company are amended as follows:

The Company's authorized share capital, as constituted immediately before to the filing of these Articles of Amendment, is hereby amended:

i. by creating an unlimited number of Cumulative First Preferred Shares, namely, the Cumulative First Preferred Shares, Series G, whose rights, privileges, restrictions and conditions are more fully described in
     Schedule 1 attached to these Articles of Amendment and forming an integral part hereof.







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4.   Date of coming into force if          5.   Name of company (or designation
     different from date of filing              no.) prior to the amendment if
     (see instructions)                         different from that appearing in
                                                box 1:

                N/A                                          N/A


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If more space is required, provide an attachment in 2 copies.

Signature of the authorized director: [signed]

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For official use only:
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Gouvernement du Quebec
    filed on
   January 16, 2004

Inspector General of
Financial Institutions
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                                   SCHEDULE 1

                         TO THE ARTICLES OF AMENDMENT OF

                                 VIDEOTRON LTEE


SERIES G PREFERRED SHARES

         In addition to the provisions applicable to the preferred shares as a series, the Series G Preferred Shares with no par value created hereunder have the following attributes :

1.       RANK OF SERIES G PREFERRED SHARES

         The Series G Preferred Shares have priority over the common shares and the other shares of the Company as to the order of priority of the payment of dividends and the distribution of assets in case of the liquidation or dissolution of the Company, voluntary or involuntary, or of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs.

2.       DIVIDENDS

         The holders of record of the Series G Shares shall be entitled to receive, in each fiscal year of the Company, fixed cumulative preferential dividends at the rate of 11.25% per share per annum, calculated daily on the Redemption Price (as hereinafter defined) of the Series G Shares. The said dividends shall be cumulative from the respective dates of issue of each Series G Share.

         For greater certainty, it is hereby declared that (a) wherever used in this Section 2, the expression "dividends at the rate of 11.25% per share per annum" shall mean, in respect of Series G Shares, dividends computed at that rate for at least the number of days during which such share was outstanding during the fiscal year in respect of which the computation is being made and (b) nothing herein contained or implied shall require prorating of dividends in respect of any shares not outstanding for the whole of any period for or in respect of which such dividends are being accumulated. The directors of the Company may, however, in their discretion, prorate dividends in respect of any shares not outstanding for the whole of any period for or in respect of which dividends are being accumulated if such right of prorating was reserved by the Company at the time of the issue of such shares.

         All dividends declared on the Series G Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in each year, at such place as the directors of the Company may determine from time to time, in cash or by certified cheque, bank draft or wire transfer, provided that in respect of any payment of dividends denominated in a currency other than


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         Canadian, the applicable exchange rate shall be that published by the
         Bank of Canada in effect on the date of payment.

         The holders of Series G Shares shall only be entitled to receive the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Series G Shares unless all dividends which shall have become payable on the Series G Shares have been paid or set aside for payment.

3.       LIQUIDATION

         In the event of the liquidation, dissolution or reorganization of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Series G Shares shall be entitled to receive, in preference to the holders of Common Shares, an amount equal to the Redemption Price (as hereinafter defined) of each Series G Share held and any accumulated and unpaid dividends with respect thereto.

4.       VOTING RIGHTS

         Holders of Series G Shares shall not be entitled to receive notice of, and to attend or vote at, any meeting of the shareholders of the Company, unless the Company shall have failed to pay eight (8) semi-annual dividends on the Series G Shares, whether or not consecutive. In that event and only for so long as any such dividends remain in arrears, the holders of Series G Shares shall be entitled to receive notice of, and to attend and vote at, all shareholders' meetings, except meetings at which only holders of another specified series or class of shares are entitled to vote. At each such meeting, each Series G Share shall entitle the holder thereof to one (1) vote.

5.       RETRACTION RIGHTS

         Each holder of Series G Shares shall be entitled, at its discretion, upon prior written notice of not less than one (1) business day to the Company, to require the Company to redeem all or part of such holder's Series G Shares for an aggregate amount equal to the Redemption Price (as hereinafter defined) and any accumulated but unpaid dividends with respect thereto, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Series G Shares of the certificate(s) representing such number of Series G Shares to be redeemed (the date on which such presentation and surrender occurs being the "Retraction Date"). As of the Retraction Date, the Series G Shares shall be considered redeemed and the Company shall pay to such holder of Series G Shares the Redemption Price (as hereinafter defined) and any accumulated but unpaid dividends with respect thereto, in the manner described in Section 7. In the event the Company is unable to pay the Redemption Price of the Series G Shares as of the Retraction Date, it shall forthwith give the holder of Series G Shares written notice thereof.


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6.       REDEMPTION RIGHTS

         The Company shall have the right, at its option, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time any of the Series G Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Series G Shares of an aggregate amount equal to the Redemption Price (as hereinafter defined) plus all dividends accumulated on such Series G Shares being redeemed and remaining unpaid. In the case of partial redemption, the Series G Shares to be redeemed shall be selected PRO RATA among the holders of all the Series G Shares then outstanding, except that, with the consent of all the holders of Series G Shares, the shares to be redeemed may be selected in any other manner.

         The Company shall, at least one (1) business day prior to the date fixed for redemption (the "Redemption Date"), give written notice to each then registered holder of Series G Shares, of the Company's intention to redeem the same. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur, and in the case of partial redemption, the number of shares to be redeemed from each such holder of Series G Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Series G Shares called for redemption is deposited with the Company's bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Series G Shares shall, after the Redemption Date, have no right in or against the Company except the right to receive payment of the Redemption Price plus all dividends accumulated on such Series G Shares being redeemed and remaining unpaid, in the manner described in Section 7, on presentation and surrender of the certificate(s) representing such number of shares to be redeemed.

7.       REDEMPTION PRICE

         The Redemption Price of the Series G Shares shall be an amount equal to $1,000 per Series G Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian, for the purpose of this Section 7, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

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